UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2024, the board of directors (the “Board”) of Windtree Therapeutics, Inc. (the “Company”) appointed Jamie McAndrew as Senior Vice President and Chief Financial Officer, effective as of September 25, 2024 (the “Effective Date”). Ms. McAndrew will continue to serve as the principal accounting officer of the Company and began serving as the principal financial officer of the Company on the Effective Date.

Ms. McAndrew, 44, has served as the Company’s Vice President, Controller, and Chief Accounting Officer and the Company’s principal accounting officer since August 2023. Having joined the Company as Manager of Accounting and Reporting in November 2013, Ms. McAndrew held various roles at the Company from 2013 to 2023, including Director of Accounting and Reporting, Controller, and Executive Director and Corporate Controller. Prior to joining the Company, from January 2008 to October 2013, Ms. McAndrew worked in public accounting, holding positions of increasing responsibility in transaction services and audit at KPMG LLP. Ms. McAndrew received her Bachelor of Arts in Philosophy and Political Science from Villanova University and her Master of Professional Accountancy from the J. Mack Robinson College of Business at Georgia State University. Ms. McAndrew is also a certified public accountant.

There are no arrangements or understandings between Ms. McAndrew and any other persons pursuant to which Ms. McAndrew was appointed as Chief Financial Officer or principal financial officer of the Company. In addition, there are no family relationships between Ms. McAndrew and any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer, and there are no transactions involving Ms. McAndrew requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. McAndrew’s appointment, the Board approved an increase to her annual base salary to $370,000. The Company expects to enter into an employment agreement with Ms. McAndrew, the details of which have not been finalized as of the date of this Current Report on Form 8-K. The Company will provide this information by filing an amendment to this Current Report on Form 8-K after the information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 1, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser Title: President and Chief Executive Officer